SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15 (D)
of the
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): February 20, 2008

GOTTAPLAY INTERACTIVE, INC.
(Exact name of registrant as specified in its charter)

                                                                        Nevada                                   33-20783-D                              20-1645637
                                                                   (State or other                     (Commission File Number)           (IRS Employer ID No.)
                                                                    jurisdiction of
                                                                    incorporation)

3226 Rosedale Street, N.W. Suite 200
Gig Harbor, WA 98335
(Address of principal executive offices)

(253)617-7496
(Registrant's telephone number, including area code)

Item 5.02   Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On February 20, 2008, John P. Gorst, resigned as Chief Executive Officer and Interim Chief Financial Officer of the Company pursuant to an Agreement dated February 20, 2008.  In accordance with the Agreement, Mr. Gorst  severed all employment relationships he had with the Company in consideration for the Company paying to him, $6,000 in cash, paying six months of Mr. Gorst’s health care “Cobra” payments, and, granting to Mr. Gorst a non-exclusive license to use the Company’s trading “Technology Platform” in any non-competitive business. Mr. Gorst will remain as Chairman of the Board of Directors of the Company.

Asra Rasheed, President of the Company has assumed the duties of Interim Chief Executive Officer and Interim Chief Financial Officer.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 21, 2008

GOTTAPLAY INTERACTIVE, INC.
(Registrant)

By: /s/ Asra Rasheed
     Asra Rasheed, CEO